SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2006, the Board of Directors of Amerityre Corporation (the “Company”) announced the appointment of the following officers, effective immediately:

Name	Age	Appointed Position with Company	Officer or Director Since

Richard A. Steinke	64	Chief Executive Officer	January 1995 (1)
Kenneth C. Johnsen	48	President	October 2005 (2)
Elliott N. Taylor	48	Executive Vice President, General Counsel, Secretary	June 2002 (3)
Gary N. Benninger	65	Chief Operating Officer	October 2005
James G. Moore, Jr.	58	Vice President of Operations	August 1999
Anders A. Suarez	40	Chief Financial Officer, Treasurer	July 2004 (4)

______________________________________

(1) Mr. Steinke became Chief Executive Officer in November 1999.

(2) Mr. Johnsen was appointed President and resigned as a director in August 2006.

(3) Mr. Taylor was appointed Secretary on December 1, 2006.

(4) Mr. Suarez was appointed Treasurer on December 1, 2006.

There are no arrangements or understandings between any of the above appointees and any other person pursuant to which any appointee was selected as an officer.  Based upon the above-mentioned appointments, David K. Griffiths will no longer serve as the Company's Secretary and Treasurer.  Mr. Griffiths was appointed as the Company's Secretary and Treasurer in December 2000 and was the Company's principal accounting officer from February 1995 to June 2004.

Richard A. Steinke is our founder and currently serves as our Chairman and Chief Executive Officer. From January 1992 to December 1994, he served as Chairman and Chief Executive Officer of Alanco Environmental Resources, Inc., a manufacturer of environmental/pollution control equipment, Salt Lake City, Utah.  From June 1985 to December 1991, he was the Chairman and Chief Executive Officer of UTI Chemicals, Inc., a developer and manufacturer of urethane chemicals, El Toro, California.  He received a B.A. in Political Science and Economics from the University of Arizona, Tucson, Arizona, in 1967.

Kenneth C. Johnsen became our President in August 2006.  From October 2005 to August 2006, he served as a member of our Board of Directors.  He is also a member of the board of directors of Joy Global, Inc., Milwaukee, Wisconsin, a worldwide leader in manufacturing, servicing and distributing equipment for surface and underground mining.  Joy Global, Inc. is traded on the NASDAQ National Market under the symbol “JOYG.” From April 2001 to June 2005, Mr. Johnsen was a Director, President and Chief Executive Officer of Geneva Steel, Vineyard, Utah.  Mr. Johnsen also served in various other capacities at Geneva Steel, including Executive Vice President, Secretary and General Counsel for the period between October 1991 and April 2001.  Geneva Steel filed a voluntary petition for reorganization under Chapter 11 in 2002.  Prior to joining Geneva, Mr. Johnsen was an attorney with Parr, Waddoups, Brown, Gee & Loveless in Salt Lake City, Utah from 1986 to 1991.  Mr. Johnsen earned a B.A. in Finance from Utah State University (1982), and a J.D. from Yale Law School in 1985.

Elliott N. Taylor became Executive Vice President and General Counsel in June 2002.  Prior to joining us, he was the principal attorney for Taylor and Associates, Inc., a law firm in Salt Lake City, Utah, specializing in corporate and securities law since May 1993.  From August 1991 to March 1993, he was the general counsel and chief financial officer for Carbon Fiber Products, Inc., Ogden, Utah, a manufacturer of composite products for the golf industry.  From November 1987 to July 1991, he was an associate attorney at Kruse, Landa & Maycock, a law firm in Salt Lake City, Utah.  He received a J.D. from the University of Tulsa, Tulsa, Oklahoma in 1986 and a B.S. in Political Science from Utah State University, Logan, Utah in 1982.

James G. Moore, Jr. joined us in August 1997.  Prior to his employment by us, he worked at The Goodyear Tire & Rubber Company, in Akron, Ohio, where he had over 25 years of experience as a master tire carver, which included five years at the Goodyear apprentice school for tire tread pattern carving and mold carving.

Dr. Gary N. Benninger became our Chief Operating Officer in October 2005.  Dr. Benninger served as Director of Technology Development from 1999 to 2005 by Magna International, Inc., a $20 billion diversified auto parts supplier.  In this capacity, Dr. Benninger was responsible for identifying key new technologies as well as managing the design, engineering and manufacturing launch of target products.  During 1998 and 1999, Dr. Benninger was the Chief Operating Officer of the North American Operations of Becker Group, a $1.5 billion privately held automotive interior systems supplier.  Prior to joining Becker, he was the Executive Vice President of Engineering and R&D at Magna and also served as Division General Manager and Vice President of Product Development.  He has also worked for Ford Motor Company as an engineering manager and the National Aeronautics and Space Administration as a research scientist.  Dr. Benninger received his B.S., M.S., and Ph.D. in physics in 1964, 1965 and 1970, respectively, at the West Virginia University, Morgantown, West Virginia.

Anders Suarez was appointed our Chief Financial Officer in July 2004.  Prior to his appointment, he worked as our Financial Systems Administrator since October 2003.  Prior to joining us, from 1999 to 2003, Mr. Suarez worked as a project manager/senior consultant for ePartners, Inc., Phoenix, Arizona, a leading provider of Microsoft-based business solutions for middle market companies.  He received his B.S. in Finance from the University of Arizona, Tucson, Arizona in 1995, and his M.B.A. from Thunderbird-The American Graduate School of International Management, Glendale, Arizona in 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  December 6, 2006

AMERITYRE CORPORATION

By: /S/ Elliott N. Taylor

Elliott N. Taylor

Executive Vice-President, General Counsel and Secretary